Exhibit 99.1 - Press Release dated September 5, 2003

Integrated Alarm Services Group;

ALBANY, N.Y., September 5/Business wire/ -- Integrated Alarm Services Group, Inc. (Nasdaq: IASG - NEWS), today reported financial results and accomplishments for the second quarter ended June 30, 2003. Overall both financial and operational accomplishments were in line with company expectations and IASG remains on track to achieve its full-year targets, as disclosed in the Company's final prospectus dated July 23, 2003.

Total revenue for the second quarter ended June 30, 2003 was $9.8 million compared to $5.6 million for the second quarter of 2002. Year-to-date total revenue was $18.5 million compared to $11.0 million in 2002.

Net loss for the quarter was $5.3 million or $3.30 per share, compared to $0.9 million or $1.67 per share for the same period in 2002. Year-to-date, the net loss was $16.1 million or $11.19 per share, compared to $2.5 million or $4.50 per share for the same period last year.

Net cash used in operating activities for the quarter ended June 30, 2003 was $0.7 million, including $5.0 million spent in the second quarter of 2003 for interest expenses. This compares to $1.1 million of cash provided during the second quarter of 2002 with interest expense of $1.3 million. Year-to-date, net cash used in operating activities was $4.2 million, including interest expense of $7.8 million, compared to $0.8 million of cash provided during the same period of 2002 with interest expense of $2.5 million. General and administrative expenses were $2.6 million for the second quarter ended June 30, 2003, compared to $0.3 million for the same period during 2002.

General and administrative expenses were $8.1 million for the year-to-date period ended June 30, 2003 and $0.7 million for the year-to-date period ended June 30, 2002. Included in general and administrative expense for the second quarter and year-to-date periods ended June 30, 2003 are initial public offering and non-recurring expenses of approximately $654,000 and $4,769,000, respectively.

Weighted average shares outstanding for the quarter ended June 30, 2003, increased to 1.6 million shares compared to 0.6 million shares for the same period in 2002. Year-to-date weighted average shares outstanding increased to
1.4 million shares compared to 0.6 million shares in 2002. As of June 30, 2003 there were 1,590,911 shares issued and outstanding.

Second Quarter Accomplishments and Subsequent Events:

o In the second quarter of this year, IASG made a commitment to MAS (Monitoring Automation Systems) to convert various software applications currently in use to their most current software package, Mastermind. Mastermind offers a comprehensive solution to effective management and control of security operation for customer account, dealer management and central station operations. Mastermind will give IASG a strong foundation and allow integration with some of IASG's newer services such as GPS (Global Positioning System) and PERS (Personal Emergency Response). Certain modules of the new system will be in use before the end of the year.


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o        On July 29, 2003, IASG successfully completed its initial public offering. A total of 22,000,000 shares of common stock were issued at a per share price of $9.25. The proceeds to IASG after underwriting commissions (7%) were $189,255,000.

o On August 27, 2003, the underwriters of IASG's initial public offering exercised their over allotment option and an additional 982,729 common shares were issued at a per share price of $9.25. The proceeds to IASG after underwriting commissions (7%) were $8,453,926.

o As of September 5, 2003, IASG has paid-off approximately $93.1 million in debt, which had a 11.2% weighted average interest rate, with the proceeds from the offering.

See the attached financial highlights for the second quarter 2003. For more information about IASG please visit our Web site at http://www.iasg.us

About Integrated Alarm Services Group

Integrated Alarm Services Group provides an integrated solution to independent security alarm dealers referred to as "Dealers", to assist them in competing in the residential and commercial security alarm market. IASG's services include wholesale alarm monitoring and financing solutions, including purchasing Dealers' alarm monitoring contracts for its own portfolio and providing loans to Dealers collateralized by alarm monitoring contracts. IASG provides support for Dealers including billing, collection, marketing and access to equipment discount programs.

This press release may contain statements, which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of IASG's future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will" and "would" or similar words. You should not rely on forward-looking statements because IASG's actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operations; the impact of competition and technological change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading "Risks Related to our Business" in IASG's final prospectus dated July 23, 2003 as filed with the Securities and Exchange Commission on July 25, 2003, and the reports IASG files from time to time with the Securities and Exchange Commission. IASG does not intend to and undertakes no duty to update the information contained in this press release.


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             Integrated Alarm Services Group. Inc. And Subsidiaries
           (Successor to KC Acquisition Corporation and Subsidiaries)

                            STATEMENTS OF OPERATIONS
          Combined For the Three and Six Months Ended June 30, 2002 and Consolidated For the Three and Six Months Ended June 30, 2003
                                   (Unaudited)

                                                  Three months ended                 Six months ended
                                                June              June              June              June
                                                2002              2003              2002              2003
                                            ------------      ------------      ------------      ------------
Revenue:
Monitoring fees                             $  4,916,811      $  5,852,761      $  9,865,388      $ 11,942,551
Customer accounts                                   --           3,661,950              --           6,067,135
Billing fees                                     152,283            21,514           302,066            42,497
Related party monitoring fees                    279,837           135,007           559,674           282,249
Related party placement fees                     262,093              --             262,093            90,437
Service and subcontractor fees                      --              91,455              --              91,455
                                            ------------      ------------      ------------      ------------
Total revenue                                  5,611,024         9,762,688        10,989,221        18,516,325
Cost of revenue (excluding depreciation
and amortization)                              4,183,168         3,846,842         7,728,767         7,667,741
                                            ------------      ------------      ------------      ------------
                                               1,427,856         5,915,846         3,260,454        10,848,584
                                            ------------      ------------      ------------      ------------
Operating expenses:
Selling and marketing                            109,625           190,428           337,977           455,494
Depreciation and amortization                  1,314,926         3,549,904         2,668,198         6,420,425
General and administrative                       258,595         2,644,397           695,387         8,122,279
Monitoring expense                                  --              41,112              --              85,819
                                            ------------      ------------      ------------      ------------
Total operating expenses                       1,683,146         6,425,841         3,701,562        15,084,017
                                            ------------      ------------      ------------      ------------
Loss from operations                            (255,290)         (509,995)         (441,108)       (4,235,433)
Other income (loss)                              922,275          (120,742)          922,275          (262,750)
Amortization of debt issuance costs              215,080           529,738           430,160           907,413
Related party interest expense                   264,210            27,483           561,417           451,848
Interest expense                                 990,118         4,930,658         1,951,537         7,396,417
Interest income                                     --             310,067              --             504,921
                                            ------------      ------------      ------------      ------------

Loss before income taxes                        (802,423)       (5,303,628)       (2,461,947)      (12,748,940)
Benefit (provision) for income taxes            (122,564)           50,115           (32,775)       (3,367,173)
                                            ------------      ------------      ------------      ------------
Net loss                                    $   (924,987)     $ (5,253,513)     $ (2,494,722)     $(16,116,113)
                                            ============      ============      ============      ============
Net loss per share                          $      (1.67)     $      (3.30)     $      (4.50)     $     (11.19)
                                            ============      ============      ============      ============
Weighted average number of common
shares outstanding                               553,808         1,590,911           553,808         1,439,989
                                            ============      ============      ============      ============

Pro forma income tax to give
effect to the conversion from
S to C Corporation status:

Loss before income taxes                    $   (802,423)     $ (5,303,628)     $ (2,461,947)     $(12,748,940)
Benefit from income taxes                        317,363            50,115           979,801           249,315
                                            ------------      ------------      ------------      ------------
Net loss                                    $   (485,060)     $ (5,253,513)     $ (1,482,146)     $(12,499,625)
                                            ============      ============      ============      ============
Net loss per share                          $      (0.88)     $      (3.30)     $      (2.68)     $      (8.68)
                                            ============      ============      ============      ============


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                                 Balance Sheets
               Combined as of December 31, 2002 and Consolidated
                        as of (Unaudited) June 30, 2003


                                                           As of December 31,    As of June 30,
                                                              2002                    2003
                                                         ----------------       ------------------
                                                                                   (Unaudited)
            Assets
Current assets
   Cash and cash equivalents                                   $ 442,082              $ 3,982,562
   Short term investments                                      3,000,000                3,000,000
   Current portion of notes receivable                                 -                1,413,949
   Accounts receivable, net                                    1,499,762                1,295,376
   Prepaid expenses                                               72,648                  155,032
   Due from related party                                        346,608                  381,320
                                                         ----------------       ------------------
         Total current assets                                  5,361,100               10,228,239

Property and equipment, net                                    2,708,161                2,335,802
Notes receivable net of current portion                                -                4,862,261
Dealer relationships, net                                     27,560,912               25,337,265
Customer contracts, net                                                -               38,503,691
Goodwill, net                                                  7,218,743               50,234,338
Debt issuance costs, net                                       1,047,221                3,916,648
Restricted cash and cash equivalents                           1,163,229                3,688,147
Other assets                                                     568,431                1,618,990
                                                         ----------------       ------------------
         Total assets                                       $ 45,627,797            $ 140,725,381
                                                         ================       ==================

         Liabilities and Stockholder's Deficit
Current liabilities:
  Current portion of long-term debt, related                 $ 1,738,724              $ 5,637,459
  Current portion of long-term debt                            3,059,879               40,551,209
  Current portion of capital lease obligations                   146,316                  148,127
  Accounts payable and accrued expenses                        4,680,313                7,839,485
  Current portion of deferred revenue                          3,812,626                4,463,585
  Other liabilities                                                    -                  312,328
                                                         ----------------       ------------------
         Total current liabilities                            13,437,858               58,952,193

Long-term debt, net of current portion, related               10,696,537                8,130,900
Long-term debt, net of current portion                        29,566,223              109,556,213
Capital lease obligations, net of current portion                361,542                  285,874
Deferred revenue, net of current portion                               -                  369,614
Deferred income taxes                                          2,458,738                  778,599
Other liabilities                                                384,480                        -
Due to related party                                             285,300                  235,827
                                                         ----------------       ------------------
         Total liabilities                                    57,190,678              178,309,220

Commitments and Contingencies

Stockholders' deficit:
Common stock                                                         709                    1,591
Paid-in capital                                                5,554,289                        -
Accumulated deficit                                          (17,117,879)             (37,585,430)
                                                         ----------------       ------------------
Total stockholders' deficit                                  (11,562,881)             (37,583,839)
                                                         ----------------       ------------------
Total liabilities & stockholders' deficit                   $ 45,627,797            $ 140,725,381
                                                         ================       ==================
